Exhibit 32

Certification

Pursuant to 18 U.S.C. § 1350, each of the undersigned officers of Cablevision Systems Corporation (“Cablevision”) and CSC Holdings, Inc. (“CSC Holdings”) hereby certifies, to such officer’s knowledge, that Cablevision’s and CSC Holdings’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, (except that the independent public accountants of Cablevision and CSC Holdings have informed Cablevision and CSC Holdings that they are currently unable to complete a review of the condensed consolidated financial statements of Cablevision and subsidiaries and of CSC Holdings and subsidiaries as required by Section 10-01(d) of Regulation S-X; see Note 1 to the condensed consolidated financial statements of Cablevision and the condensed consolidated financial statements of CSC Holdings included in the Report), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Cablevision and CSC Holdings.

Date:	November 25, 2003	By:	/s/ James L. Dolan
James L. Dolan
President and Chief Executive Officer

Date:	November 25, 2003	By:	/s/ William J. Bell
William J. Bell
Vice Chairman (Principal Financial Officer)